UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2006

                              SunCom Wireless, Inc.
             (Exact name of registrant as specified in its charter)

                         Delaware 333-57715 23-2930873
                  (State or other (Commission (I.R.S. Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)

                                1100 Cassatt Road
                              Berwyn, Pennsylvania
                                      19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on May 3, 2006, the Board of Directors of SunCom Wireless Holdings, Inc. ("SunCom") appointed Eric
Haskell, who had been serving as SunCom's Interim Chief Financial Officer, as its Executive Vice President and Chief Financial
Officer.  On May 26, 2006, SunCom Wireless Management Company, Inc. ("Management Company"), a wholly-owned subsidiary of SunCom, and Eric Haskell entered into an employment agreement pursuant to which Mr. Haskell has agreed to serve as the Executive Vice
President and Chief Financial Officer of Management Company and its affiliates, including SunCom (collectively, the "SunCom
Group"), until February 3, 2007.  Prior to his permanent appointment, Mr. Haskell had served as SunCom's interim Executive Vice
President and Chief Financial Officer since December 20, 2005.  Mr. Haskell currently also serves as a director of SunCom and as its interim Chief Executive Officer while SunCom's Chief Executive Officer and Chairman, Michael E. Kalogris, recovers from injuries sustained in an automobile accident.

If Mr. Haskell's employment agreement is not terminated on or before February 3, 2007, the employment agreement will be automatically extended for successive 60 day periods unless either party elects to terminate the agreement by giving 60 days'
prior notice.  Under his employment agreement, Mr. Haskell will receive an annual base salary of $285,000 and is eligible to receive an annual performance-based bonus equal to his base salary multiplied by the percentage of the goals associated with that year's bonus achieved during that year.  The bonus amount will be prorated based upon the portion of the calendar year Mr.
Haskell is employed by Management Company.  During his employment as the Executive Vice President and Chief Financial Officer of
the SunCom Group, Mr. Haskell will not receive separate compensation for his service as a director of SunCom.  The restricted stock awards Mr. Haskell received for his service as a director of SunCom will continue to vest in accordance with the terms of those awards, and during the term of his employment by Management Company, Mr. Haskell will be eligible to receive certain restricted stock awards under SunCom's Stock and Incentive Plan.

Mr. Haskell may terminate the employment agreement at any time upon 60 days' notice or immediately for Good Reason (as defined in the employment agreement).  SunCom may terminate Mr. Haskell's employment Without Cause or for Cause (each as defined in the employment agreement).  Upon his termination, Mr. Haskell will be entitled to receive any salary earned but unpaid for services rendered prior to his termination.  If Mr. Haskell's employment agreement is not renewed at the end of its term, if Mr. Haskell terminates his employment for Good Reason or if Mr. Haskell's employment is terminated Without Cause or due to his death or disability, Mr. Haskell will be entitled to receive a severance benefit in the amount of $285,000 plus the amount of any performance bonus to which Mr. Haskell would otherwise be entitled.  In addition, Mr. Haskell will be entitled to receive that portion of any unvested shares of SunCom restricted stock awarded to him for his service as an employee of Management Company that would have vested during the 12-month period following his termination, provided that he also ceases to provide services as a director of SunCom as of such termination date.

In the event that Mr. Haskell's employment is terminated for any reason other than for Cause, Mr. Haskell will continue to vest in the shares of SunCom restricted stock awarded to Mr. Haskell for his service as an employee or as a director of SunCom for as long as Mr. Haskell continues to serve as a director of SunCom.

Mr. Haskell has agreed that during the term of his employment and for one year thereafter he will not compete with the SunCom
Group or be employed by or provide consulting services to a competitor of the SunCom Group.  Mr. Haskell has further agreed that during the term of his employment and for two years thereafter he will not hire or solicit to hire any person actively employed by Management Company or employed by Management Company during the preceding six months.

The foregoing summary of Mr. Haskell's employment agreement is qualified by reference to the full text of the employment agreement incorporated as Exhibit 10.1 to this report and incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Not applicable.

                  (d) Exhibits:

                  10.1   Employment Agreement, dated as of May 26, 2006, between SunCom Wireless Management Company, Inc. and
                         Eric Haskell (incorporated by reference to Exhibit 10.1 to the Form 8-K of SunCom Wireless Holdings, Inc.
                         dated May 26, 2006 and filed June 2, 2006).


                                                                    SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         SUNCOM WIRELESS, INC.



Date:  June ____, 2006                                   By: /s/ Charles H.N. Kallenbach
                                                             ---------------------------------------
                                                             Charles H.N. Kallenbach
                                                             Senior Vice President of Legal and Regulatory Affairs


